Exhibit 10.2
FIRST DEMAND GUARANTY
DATED AS OF MAY 6, 2008
by
FIRST SOLAR, INC.

GUARANTY
This GUARANTY dated as of May 6, 2008 is made by First Solar, Inc., a Delaware corporation (the “Guarantor”), in favor of each of the Agents (as defined below) and the Lenders (as defined in the Facility Agreement dated the date hereof, among First Solar Malaysia Sdn. Bhd. (Company No. 758827-T) (the “Borrower”), IKB Deutsche Industriebank Aktiengesellschaft, as Arranger, Natixis Zweigniederlassung Deutschland, as Facility Agent, Natixis, Labuan Branch, as Security Agent (each of the Arranger, the Facility Agent and the Security Agent, an “Agent” and, collectively, the “Agents”) and the Original Lenders listed on Schedule 1 thereto (as amended, modified or supplemented from time to time in accordance with its terms, the “Credit Agreement”)). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed thereto in the Credit Agreement.
The Lenders have agreed to extend Loans to the Borrower pursuant to, and subject to the terms and conditions of, the Credit Agreement. The obligation of the Lenders to extend such Loans under the Credit Agreement is conditioned on the execution and delivery by the Guarantor of a first demand guaranty in the form hereof of the obligations of the Borrower under any of the Finance Documents, which such obligations are the due and punctual payment and performance of (a) the principal of and interest on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, including interest and fees that accrue after the commencement of proceedings by or against the Borrower under any bankruptcy, insolvency, or other debtor relief laws, and (b) all other obligations of the Borrower at any time and from time to time under the Credit Agreement and the other Finance Documents (the foregoing being collectively referred to herein as the “Obligations”).
Accordingly, in consideration of the premises and in order to induce the Lenders to make Loans and extend other financial accommodations under the Credit Agreement, the Guarantor hereby agrees as follows:
1.	Guaranty

The Guarantor hereby irrevocably and unconditionally guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, and the punctual performance, of all present and future Obligations of the Borrower under any of the Finance Documents (the foregoing being referred to herein as the “Guaranteed Obligations”).

2.	Waiver

The Guarantor hereby absolutely, unconditionally and irrevocably waives, to the fullest extent permitted by law, (i) promptness, diligence, notice of acceptance and any other notice with respect to this Guaranty, (ii) presentment, demand of payment, protest, notice of dishonor or nonpayment and any other notice with respect to the Guaranteed Obligations, (iii) any requirement that any Lender or Agent protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against the Borrower or any other person or any collateral securing the Guaranteed Obligations, and (iv) except as may be required in order to trigger a direct obligation of the Borrower, any other action, event or precondition to the enforcement of this Guaranty or the performance by the Guarantor of the obligations hereunder.

3.	Guaranty Absolute

(a)	The Guarantor guarantees that, to the fullest extent permitted by law, the Guaranteed Obligations will be paid or performed strictly in accordance with their terms, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Agent or Lender with respect thereto.

(b)	No invalidity, irregularity, voidability, voidness or unenforceability of the Credit Agreement or any other Finance Document or any other agreement or instrument relating thereto, or of all or any part of the Guaranteed Obligations or of any security therefor shall affect, impair or be a defense to this Guaranty.

(c)	This Guaranty is one of payment and performance, not collection, and the obligations of the Guarantor under this Guaranty are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Borrower or whether the Borrower is joined in any such action or actions.

(d)	Until the indefeasible payment in full of the Guaranteed Obligations, the liability of the Guarantor under this Guaranty shall be absolute and unconditional irrespective of:
(i)	any change in the manner, place or terms of payment or performance, and/or any change or extension of the time of payment or performance of, renewal or alteration of, any Guaranteed Obligation, any security therefor, or any liability incurred directly or indirectly in respect thereof, or any other amendment or waiver of or any consent to departure from the Credit Agreement or any other Finance Document, including any increase in the Guaranteed Obligations resulting from the extension of additional credit to the Borrower or any of its subsidiaries or otherwise;

(ii)	any sale, exchange, release, surrender, realization upon any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, all or any of the Guaranteed Obligations, and/or any offset thereagainst, or failure to perfect, or continue the perfection of, any lien in any such property, or delay in the perfection of any such lien, or any amendment or waiver of or consent to departure from any other guaranty for all or any of the Guaranteed Obligations;

(iii)	any exercise or failure to exercise any rights against the Borrower or others (including the Guarantor);

(iv)	any settlement or compromise (in each case, other than the indefeasible payment in full of all of the Guaranteed Obligations) of any Guaranteed Obligation, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and any subordination of the payment of all or any part thereof to the payment of any Guaranteed Obligation (whether due or not) of the Borrower to creditors of the Borrower other than the Guarantor;

(v)	any manner of application of any collateral securing the Guaranteed Obligations, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any such collateral or any other assets of the Borrower or any of its subsidiaries;

(vi)	any change, restructuring or termination of the existence of the Borrower or any of its subsidiaries; or

(vii)	any other agreements or circumstance of any nature whatsoever which might otherwise constitute a defense available to, or a discharge of, this Guaranty and/or obligations of the Guarantor hereunder, or a defense to, or discharge of, the Borrower or any other person or party relating to this Guaranty or the obligations of the Guarantor hereunder or otherwise with respect to the Loans or other financial accommodations to the Borrower.
(e)	Any Agent may at any time and from time to time (whether or not after revocation or termination of this Guaranty) without the consent of, or notice (except as shall be required by applicable statute and cannot be waived) to, the Guarantor, and without incurring responsibility to the Guarantor or impairing or releasing the obligations of the Guarantor hereunder, apply any sums by whomsoever paid or howsoever realized to any Guaranteed Obligation regardless of what Guaranteed Obligations remain unpaid.

(f)	This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Agents or Lenders, upon the bankruptcy or reorganization of the Borrower.
4.	Continuing Guaranty

This Guaranty is a continuing one and shall (i) remain in full force and effect until the indefeasible payment in full of the Guaranteed Obligations (and, upon such payment, this Guaranty shall automatically terminate), (ii) be binding upon the Guarantor, its successors and assigns, and (iii) inure to the benefit of, and be enforceable by, any Lender or Agent, and their respective permitted successors, permitted transferees and permitted assigns. All obligations to which this Guaranty applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon.

5.	Representations, Warranties and Covenants
(a)	The Guarantor hereby represents and warrants, as of the date hereof, to and with the Lenders and the Facility Agent that:

(i)	The Guarantor has the corporate power to execute and deliver this Guaranty and to incur and perform its obligations hereunder;

(ii)	The Guarantor has duly taken all necessary corporate action to authorize the execution, delivery and performance of this Guaranty and to incur and perform its obligations hereunder;

(iii)	No consent, approval, authorization or other action by, and no notice to or of, or declaration or filing with, any governmental or other public body, or any other person, is required for the due authorization, execution, delivery and performance by the Guarantor of this Guaranty or the consummation of the transactions contemplated hereby;

(iv)	The execution, delivery and performance by the Guarantor of this Guaranty do not and will not violate or otherwise conflict with any term or provision of any material agreement, instrument, judgment, decree, order or any statute, rule or governmental regulation applicable to the Guarantor or result in the creation of any lien upon any of its properties or assets pursuant thereto, in each case in a manner which could reasonably be expected to have a material adverse effect on the Guarantor;

(v)	This Guaranty is enforceable against the Guarantor in accordance with its terms, except as enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally, and general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law);

(vi)	No proceeding referred to in Section 21.1(d) of the Credit Agreement is pending against the Guarantor and no other event referred to in Section 21.1 of the Credit Agreement has occurred and is continuing; and

(vii)	The capital stock of the Borrower directly or indirectly owned by the Guarantor on the date hereof consists of 330,000,002 shares of common stock, with par value 1 MYR (Malaysian ringgit) per share, constituting 100% of the authorized, issued and outstanding capital stock of the Borrower on the date hereof.
     (b) The Guarantor hereby undertakes:
(i)	To (x) own of record or beneficially, directly or indirectly, more than 50% of the issued share capital of the Borrower and (y) maintain direct or indirect control over the Borrower, including, without limitation, the right to elect a majority of the members of the board of directors of the Borrower; and

(ii)	Not to create or permit to subsist any mortgage, pledge, security interest, conditional sale or other title retention document, charge, encumbrance, or other lien (whether such interest is based on common law, statute, other law or contract) upon any shares in the Borrower.
6.	Expenses

The Guarantor will upon demand reimburse any Lender or Agent for any sums, costs, and expenses which such Lender or Agent may pay or incur pursuant to the provisions of this Guaranty or in negotiating, executing, perfecting, defending, protecting or enforcing this Guaranty or in enforcing payment of the Guaranteed Obligations or otherwise in connection with the provisions hereof (other than any such sums, costs and expenses paid or incurred as a result of such Lender’s or Agent’s gross negligence or willful misconduct), including court costs, collection charges, travel expenses, and reasonable attorneys’ fees, together with interest thereon as specified in Section 12 hereof. Any payment made by the Guarantor pursuant to this Section 6 shall cause a corresponding reduction in the payment of such costs under the Credit Agreement.

7.	Terms
(a)	All terms defined in the Uniform Commercial Code of the State of New York (the “UCC”) and used herein shall have the meanings as defined in the UCC, unless the context otherwise requires.

(b)	The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.

(c)	All references herein to sections and subsections shall be deemed to be references to sections and subsections of this Guaranty unless the context shall otherwise require.
8.	Amendments and Modification

Neither this Guaranty nor any provision hereof may be amended or modified except pursuant to an agreement or agreements in writing entered into by the Facility Agent and the Guarantor.

9.	Subrogation Rights
(a)	In addition to all such rights of indemnity and subrogation as the Guarantor may have under applicable law (but subject to Section 9(b)), the Borrower agrees that in the event a payment shall be made by the Guarantor under this Guaranty, the Borrower shall indemnify the Guarantor for the full amount of such payment and the Guarantor shall be subrogated to the rights of the person to whom such payment shall have been made to the extent of such payment.

(b)	The Guarantor hereby agrees that all rights and claims of subrogation, indemnification, contribution and reimbursement from the Borrower and its property, regardless of whether such rights arise in connection with this Guaranty, by operation of law or pursuant to Section 9(a), it may now or hereafter have or acquire against the Borrower that would constitute it a “creditor” of the Borrower for purposes of the United States Federal Bankruptcy Code, shall be fully subordinated to the payment in full of the Guaranteed Obligations.
10.	Remedies Upon Default; Right of Set-Off
(a)	In furtherance of the foregoing, upon the occurrence and during the continuance of any Event of Default, the Facility Agent may, without notice to or demand upon the Borrower, declare the amount of the unpaid Guaranteed Obligations immediately due and payable, and shall be entitled to enforce the obligations of the Guarantor hereunder.

(b)	Upon such declaration by the Facility Agent, any Agent or Lender are hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Agent or Lender to or for the credit or the account of the Guarantor against any and all of the obligations of the Guarantor now or hereafter existing under this Guaranty, whether or not such Agent or Lender shall have made any demand under this Guaranty; provided that at such time such obligations are due or payable. The Facility Agent agrees promptly to notify the Guarantor after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Agent and Lender under this Section 10 are in addition to other rights and remedies (including other rights of set-off) which such Agents and Lenders may have.
     11. Statute of Limitations
     Any acknowledgment or new promise, whether by payment of principal or interest or otherwise and whether by the Borrower or others (including the Guarantor), with respect to any of the Guaranteed Obligations shall, if the statute of limitations in favor of the Guarantor against any Agent or Lender shall have commenced to run, toll the running of such statute of limitations and, if the period of such statute of limitations shall have expired, prevent the operation of such statute of limitations.
     12. Rights and Remedies Not Waived

     No act, omission or delay by any Agent or Lender shall constitute a waiver of its rights and remedies hereunder or otherwise. No single or partial waiver by any Agent or Lender of any default hereunder or right or remedy which it may have shall operate as a waiver of any other default, right or remedy or of the same default, right or remedy on a future occasion.
13.	Admissibility of Guaranty

The Guarantor agrees that any copy of this Guaranty signed by the Guarantor and transmitted by telecopier for delivery to any Agent or Lender, or their respective legal counsel, shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence.

14.	Notices

All notices, requests and demands to or upon any Agent or Lender under this Agreement shall be in writing and given as provided in the Credit Agreement. All notices, requests and demands to or upon the Guarantor shall be in writing and shall be delivered to the following address:

First Solar, Inc. 350 West Washington Street Suite 600 Tempe, Arizona 85281

15.	Counterparts

This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original and all of which shall together constitute one and the same agreement.

16.	CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL; ETC.
(a)	Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America, sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b)	Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty in any court referred to in paragraph (a) of this Section 16. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)	Nothing herein shall affect the right of any party hereto to serve process in any manner permitted by law.

(d)	EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTY. EACH PARTY HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 16(D).
17.	GOVERNING LAW

THIS GUARANTY SHALL BE GOVERNED IN ALL RESPECTS BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED IN SUCH STATE, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

18.	Captions; Severability
(a)	The captions of the sections and subsections of this Guaranty have been inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Guaranty.

(b)	If any term of this Guaranty shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby.
19.	Acknowledgment of Receipt

The Guarantor acknowledges receipt of a copy of this Guaranty and each of the Finance Documents.

IN WITNESS WHEREOF, the parties hereto have duly executed this Guaranty as of the date first set forth above.

FIRST SOLAR, INC.

By:	/s/ Jens Meyerhoff

Name: Jens Meyerhoff Title: Chief Financial Officer

By:	/s/ John Gaffney

Name: John Gaffney
Title: Executive Vice President and
General Counsel

FIRST SOLAR MALAYSIA SDN. BHD.

By:	/s/ Jens Meyerhoff

Name: Jens Meyerhoff
Title: Authorized Signatory

By:	/s/ John Gaffney

Name: John Gaffney
Title: Authorized Signatory

NATIXIS, ZWEIGNIEDERLASSUNG
DEUTSCHLAND, as Facility Agent

By:	/s/ de Belsunce

Name: de Belsunce
Title:

By:	/s/ Brüggermann

Name: Brüggermann
Title: Director
Signature Page to Sponsor Guaranty